UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009
MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202
(Address of principal executive offices, including zip code)
(414) 347-6480
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.
     On December 2, 2009, MGIC Investment Corporation (the “Company”) issued a press release announcing, among other things, that the Office of the Commissioner of Insurance for the State of Wisconsin (the “OCI”) has issued an order (the “Waiver Order”) waiving, until December 31, 2011, the requirement that Mortgage Guaranty Insurance Corporation (“MGIC”), the Company’s principal subsidiary, maintain a specific level of minimum regulatory capital to write new mortgage guaranty policies. The OCI separately approved a change in the business plan for MGIC Indemnity Corporation (“MIC”), a wholly owned subsidiary of MGIC, under which MIC will write new business only in jurisdictions where MGIC does not meet minimum capital requirements similar to those waived by the OCI and does not obtain a waiver of those requirements from that jurisdiction’s regulator. The press release is attached hereto as Exhibit 99.1 and the Waiver Order is attached hereto Exhibit 99.2.
     On November 25, 2009, the Board of Directors of the Company authorized an amendment, subsequently entered into and dated as of November 30, 2009 (the “Amendment”), to the Company’s Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of July 7, 2009, between the Company and Wells Fargo Bank, National Association, as successor Rights Agent. Under the Amendment, a person who prior to November 30, 2009 was not a beneficial holder of 5.0% or more of the Company’s outstanding shares of common stock (the “Common Stock”) but, as a result of certain acquisitions that close between December 1, 2009 and December 15, 2009, becomes a beneficial holder of 5.0% or more of the Common Stock, will not be an “Acquiring Person” for purposes of the Rights Agreement. Any person covered by the Amendment is referred to as a covered person. The Amendment provides that the exemption for a covered person terminates on the earlier to occur of (1) such covered person becoming the beneficial owner of over 10.0% of the outstanding Common Stock or (2) January 15, 2010. In connection with the Amendment, the Company received representations and covenants from a covered person to the effect that during the period the exemption is in effect neither such person nor any account or fund managed by such person is, for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, an economic owner of more than 4.99% of the outstanding Common Stock. The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.
(4.1)	Amendment to Amended and Restated Rights Agreement, dated as of November 30, 2009 between MGIC Investment Corporation and Wells Fargo Bank, National Association.

(99.1)	Press Release dated December 2, 2009.

(99.2)	Order of the Office of the Commissioner of Insurance for the State of Wisconsin dated as of December 2, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: December 3, 2009	By:	/s/ Jeffrey H. Lane
Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

(4.1)	Amendment to Amended and Restated Rights Agreement, dated as of November 30, 2009 between MGIC Investment Corporation and Wells Fargo Bank, National Association.

(99.1)	Press Release dated December 2, 2009

(99.2)	Order of the Office of the Commissioner of Insurance for the State of Wisconsin dated as of December 2, 2009